                                                                     EXHIBIT 24



                              POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert H. Lutz, Jr., Robert L. Adair III and L. Keith Blackwell, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, acting alone, to sign, execute and file with the Securities and Exchange Commission an Annual Report on Form 10-K for the year ended December 31, 1995 for AMRESCO, INC. under the Securities Exchange Act of 1934, including any amendment or amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

          SIGNATURE                              TITLE                         DATE
          ---------                              -----                         ----
    /s/ ROBERT H. LUTZ, JR.             Chairman of the Board and         March 22, 1996
- -------------------------------         Chief Executive Officer
        Robert H. Lutz, Jr.

   /s/ ROBERT L. ADAIR III              Director, President and           March 22, 1996
- -------------------------------         Chief Operating Officer
       Robert L. Adair III

    /s/ BARRY L. EDWARDS                Executive Vice President and      March 22, 1996
- -------------------------------         Chief Financial Officer
        Barry L. Edwards                (Principal Financial Officer)

   /s/ JAMES P. COTTON, JR.             Director                          March 21, 1996
- -------------------------------
       James P. Cotton, Jr.

    /s/ RICHARD L. CRAVEY               Director                          March 23, 1996
- -------------------------------
        Richard L. Cravey

   /s/ GERALD E. EICKHOFF               Director                          March 22, 1996
- -------------------------------
       Gerald E. Eickhoff

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

                                        Director                          March __, 1996
- -------------------------------
       William S. Green

     /s/ AMY J. JORGENSEN               Director                          March 24, 1996
- -------------------------------
         Amy J. Jorgensen

    /s/ JOHN J. McDONOUGH               Director                          March 22, 1996
- -------------------------------
        John J. McDonough

    /s/ BRUCE W. SCHNITZER              Director                          March 22, 1996
- -------------------------------
        Bruce W. Schnitzer

   /s/ RONALD B. KIRKLAND               Vice President and Chief          March 22, 1996
- -------------------------------         Accounting Officer
       Ronald B. Kirkland               (Principal Accounting Officer)











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